8x8, Inc. Reports First Quarter Fiscal 2022 Financial Results

Service Revenue Growth of 21% Year-over-Year; Total ARR Grew 24% Year-over-Year

Raises Fiscal Full-Year 2022 Service Revenue Guidance to Approximately 14%-15% Year-over-Year Growth

CAMPBELL, CA. - August 4, 2021 - 8x8, Inc. (NYSE: EGHT), a leading integrated cloud communications platform provider, today reported financial results for the first quarter of fiscal 2022 ended June 30, 2021.

First Quarter Fiscal 2022 Financial Results:
•Total revenue increased 22% year-over-year to $148.3 million.
•Service revenue increased 21% year-over-year to $137.8 million.
•GAAP Operating Loss was $38.8 million; Non-GAAP Operating Profit was $1.3 million.

“We were pleased with our first quarter results,” said Dave Sipes, Chief Executive Officer at 8x8, Inc. “We introduced XCaaS (eXperience Communications as a Service) to break down the silos between cloud contact center and employee communications. XCaaS improves our customers' time to cloud transformation and does so with unparalleled innovation. We are delivering today what our competitors are envisioning for the future.”

First Quarter Fiscal 2022 Business Metrics and Highlights:

Financial and Business Metrics
•Annualized Recurring Subscriptions and Usage (ARR):
◦Total ARR grew to $535.8 million, an increase of 24% from the same period last year.
◦824 customers generated ARR greater than $100K, compared with 606 customers in the same period last year, a 36% year-over-year growth.
•ARR growth by customer size:
◦Small Business customers (defined as companies that generate less than $25K ARR) comprised 32% of total ARR which grew 7% year-over-year.
◦Mid-market customers (defined as companies that generate between $25K and $100K ARR) comprised 19% of total ARR which grew 22% year-over-year.
◦Enterprise customers (defined as companies that generate more than $100K ARR) comprised 49% of total ARR which grew 40% year-over-year.
•GAAP gross margin was 60%, compared with 57% in the same period last year. Non-GAAP gross margin was 63%, compared with 61% in the same period last year.
•GAAP service margin was 67%, compared with 64% in the same period last year. Non-GAAP service margin was 69%, compared with 68% in the same period last year.
•Cash provided by operating activities was $4.0 million. Cash, restricted cash, and investments were $161.9 million at June 30, 2021, and $161.5 million at March 31, 2021.

Product Innovation Highlights
•Introduced XCaaS (eXperience Communications as a Service) for customer and employee engagement.
•Launched the industry’s first and only financially-backed, platform-wide 99.999% SLA across an integrated cloud UCaaS and CCaaS solution.
•Released support for 500 active video meeting participants for 8x8 Work and JaaS (Jitsi as a Service).
•Extended 8x8 Voice for Microsoft Teams enhancements with presence synchronization for real-time visibility across an entire organization, including the contact center.

Strategic Partnerships
•Formed a strategic channel partnership between 8x8 and Sandler Partners, America’s fastest growing master agent and distributor of connectivity and cloud services. The partnership provides the 8x8 XCaaS platform to more than 9,000 technology partners.
•Enrolled Callstats into the Genesys AppFoundry for enabling next generation WebRTC monitoring.
•Enrolled in AWS Solution Providers Private Offers marketplace.

Industry Recognition
•Named a Leader in the Aragon Research Globe for Unified Communications and Collaboration, 2021.
•Named a Leader in the Aragon Research Globe for Intelligent Contact Centers, 2021.
•Awarded Frost & Sullivan’s Global Competitive Strategy Leadership Award for integrated employee and customer experience management solutions.

Leadership Updates
•Hired Walt Weisner to be our new Chief Customer Officer.
•Announced that Colin Carmichael has joined the Company as Chief Information Officer.

Financial Outlook:

Second Quarter Fiscal 2022 Financial Outlook Ending September 30, 2021:
•Total revenue in the range of $147.5 million to $149.0 million, representing approximately 14% to 15% year-over-year growth.
•Service revenue in the range of $138.5 million to $139.5 million, representing approximately 15% year-over-year growth.
•We expect to be operating margin positive on a non-GAAP basis.

Full-Year Fiscal 2022 Financial Outlook Ending March 31, 2022:
•We are raising our total revenue outlook from $595 million to $605 million to a range of $604 million to $612 million, representing approximately 13% to 15% year-over-year growth.
•We are raising our service revenue range from $555 million to $565 million to a range of $564 million to $572 million, representing approximately 14% to 15% year-over-year growth.
•Maintain our guidance of non-GAAP operating margin to be positive for the remainder of fiscal 2022, with Q4 fiscal 2022 at roughly 2%.

Conference Call Information:
Management will host a conference call to discuss earnings results on August 4, 2021 at 2 p.m. Pacific Time (5 p.m. Eastern Time). The call will last approximately 60 minutes and is accessible via the following numbers:

•1-866-250-8177 Domestic
•1-412-317-6011 International

Participants should plan to dial in or log on ten minutes prior to the start time. A telephonic replay of the conference call will be available until August 11, 2021. For additional information, visit http://investors.8x8.com.

About 8x8, Inc.
8x8, Inc. (NYSE: EGHT) is transforming the future of business communications as a leading Software-as-a-Service provider of voice, video, chat, contact center, and enterprise-class API solutions powered by one global cloud communications platform. 8x8 empowers workforces worldwide to connect individuals and teams so they can collaborate faster and work smarter. Real-time business analytics and intelligence provide businesses unique insights across all interactions and channels so they can delight end-customers and accelerate their business. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, Twitter, and Facebook.

Forward Looking Statements:
This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. These forward-looking statements, include but are not limited to: changing industry trends, operational and economic impacts of the COVID-19 pandemic, new product innovations and integrations, market demand for our products, channel and e-commerce growth, sales and marketing activities, strategic partnerships, business strategies, improved customer acquisition and support costs, customer churn, future operating performance and efficiencies, financial outlook, revenue growth, and profitability.

You should not place undue reliance on such forward-looking statements. Actual results could differ materially from those projected in forward-looking statements depending on a variety of factors, including, but not limited to: the impact of economic downturns on us and our customers, including the impacts of the COVID-19 pandemic; customer cancellations and rate of customer churn; customer acceptance and demand for our new and existing cloud communication and collaboration services and features, including voice, contact center, video, messaging, and communication APIs; competitive market pressures, and any changes in the competitive dynamics of the markets in which we compete; the quality and reliability of our services; our ability to scale our business; customer acquisition costs; our reliance on a network of channel partners to provide substantial new customer demand; timing and extent of improvements in operating results from increased spending in marketing, sales, and research and development; the amount and timing of costs associated with recruiting, training and integrating new employees and retaining existing employees; our reliance on infrastructure of third-party network services providers; risk of failure in our physical infrastructure; risk of defects or bugs in our software; risk of cybersecurity breaches; our ability to maintain the compatibility of our software with third-party applications and mobile platforms; continued compliance with industry standards, regulatory, and privacy requirements, globally; introduction and adoption of our cloud software solutions in markets outside of the United States; risks relating to the acquisition and integration of businesses we have acquired or may acquire in the future; risks related to our senior convertible notes and the related capped call transactions; and potential future intellectual property infringement claims and other litigation that could adversely impact our business and operating results.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Explanation of GAAP to Non-GAAP Reconciliation
The Company has provided, in this release, financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these Non-GAAP financial measures internally to understand, manage, and evaluate the business, and to make operating decisions. Management believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management also believes that some of 8x8’s investors use these Non-GAAP financial measures as an additional tool in evaluating 8x8's ongoing "core operating performance" in the ordinary, ongoing, and customary course of the Company's operations. Core operating performance excludes items that are non-cash, not expected to recur, or not reflective of ongoing financial results. Management also believes that looking at the Company’s core operating performance provides consistency in period-to-period comparisons and trends.

These Non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which limits the usefulness of these measures for comparative purposes. Management recognizes that these Non-GAAP financial measures have limitations as analytical tools, including the fact that management must exercise judgment in determining which types of items to exclude from the Non-GAAP financial information. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measures in the table titled "Reconciliation of GAAP to Non-GAAP Financial Measures". Detailed explanations of the adjustments from comparable GAAP to Non-GAAP financial measures are as follows:

Non-GAAP Costs of Revenue & Non-GAAP Service Margin, Other Margin, and Gross Margin
Non-GAAP Costs of Revenue includes: (i) Non-GAAP Cost of Service Revenue, which is Cost of Service Revenue excluding amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, certain legal and regulatory costs, and certain severance and contract termination costs; and (ii) Non-GAAP Cost of Other Revenue, which is Cost of Other Revenue excluding stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, and certain severance and contract termination costs. Non-GAAP Service Margin (and as a percentage of Service Revenue) and Non-GAAP Other Margin (and as a percentage of Other Revenue) are computed as Service Revenue less Non-GAAP Cost of Service Revenue and Other Revenue less Non-GAAP Cost of Other Revenue, respectively. Non-GAAP Gross Margin (and as a percentage of Revenue) is computed as Revenue less Non-GAAP Cost of Service Revenue and Non-GAAP Cost of Other Revenue. Management believes the Company’s investors benefit from understanding these adjustments and from an alternative view of the Company’s Cost of Service Revenue and Cost of Other Revenue as well as the Company's Service, Other and Gross Margins performance as compared to prior periods and trends.

Non-GAAP Operating Expenses
Non-GAAP Operating Expenses includes Non-GAAP Research and Development, Non-GAAP Sales and Marketing, and Non-GAAP General and Administrative, each of which excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, and certain severance and contract termination costs. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operational expenses.

Non-GAAP Other Income (Expenses), net
Non-GAAP Other Income (Expenses), net (and as a percentage of Revenue) excludes debt amortization expense and sublease income from Other Income (Expenses), net. Management believes the Company’s investors benefit from this supplemental information to facilitate comparison of the Company’s other income performance to prior results and trends.

Non-GAAP Operating Profit (Loss) & Non-GAAP Operating Margin
Non-GAAP Operating Profit (Loss) excludes from Loss from operations: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, and certain severance and contract termination costs. Non-GAAP Operating Margin is Non-GAAP Operating Profit (Loss) divided by Revenue. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operating performance.

Non-GAAP Pre-Tax Profit (Loss) & Non-GAAP Net Loss
Non-GAAP Pre-Tax Profit (Loss) excludes from Net Income (Loss): amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, certain severance and contract termination costs, debt amortization expense, sublease income, and the provision for income taxes. Non-GAAP Net Loss includes the impact of the provision for income taxes on Non-GAAP Pre-Tax Profit (Loss). Management believes the Company’s investors benefit from understanding these adjustments and an alternative view of our net income performance as compared to prior periods and trends.

Non-GAAP Pre-Tax Profit (Loss) Per Share – Diluted & Non-GAAP Net Loss Per Share – Basic and Diluted
Non-GAAP Pre-Tax Profit (Loss) Per Share – Diluted is Non-GAAP Pre-Tax Profit (Loss) divided by the weighted-average diluted shares outstanding. Non-GAAP Net Loss Per Share – Basic and Diluted is Non-GAAP Net Loss divided by the weighted-average basic shares outstanding. Diluted shares outstanding include the effect of potentially dilutive securities from stock-based benefit plans and convertible senior notes. These potentially dilutive securities are excluded from the computation of dilutive net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. They are added for the computation of diluted net income per share on a Non-GAAP basis in periods when 8x8 has net profit on a non-GAAP basis as its inclusion provides a better indication of 8x8’s underlying business performance. Management believes the Company’s investors benefit by understanding our Non-GAAP pre-tax profit (loss) and Non-GAAP net loss performance as reflected in a per share calculation as ways of measuring performance by ownership in the company. Management believes these adjustments offer investors a useful view of the Company’s diluted net income per share as compared to prior periods and trends.

Management evaluates and makes decisions about its business operations based on Non-GAAP financial information by excluding items management does not consider to be “core costs” or “core proceeds.” Management believes some of its investors also evaluate our "core operating performance" as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Management excludes the amortization of acquired intangible assets, which primarily represents a non-cash expense of technology and/or customer relationships already developed, to provide a supplemental way for investors to compare the Company’s operations pre-acquisition to those post-acquisition and to those of our competitors that have pursued internal growth strategies. Stock-based compensation expense has been excluded because it is a non-cash expense and relies on valuations based on future conditions and events, such as the market price of 8x8 common stock, that are difficult to predict and/or largely not within the control of management. The related employer payroll taxes for stock-based compensation are excluded since they are incurred only due to the associated stock-based compensation expense. Acquisition and integration expenses consist of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal and other professional services, due diligence, integration, and other closing costs, which are costs that vary significantly in amount and timing. Legal and regulatory costs include litigation and other professional services, as well as certain tax and regulatory liabilities. Severance and contract termination costs include employee termination benefits, executive severance agreements, cancellation of certain contracts, and lease impairments. Debt amortization expenses relate to the non-cash accretion of the debt discount. Sublease income and provision for income taxes are excluded as they are non-operating in nature.

8x8, Inc.

Investor Relations:
investor.relations@8x8.com

or

Media:
John Sun
1-408-692-7054
john.sun@8x8.com

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, dollars and shares in thousands except per share amounts)

	Three Months Ended June 30,
	2021	2020
Service revenue	$137,796	$114,183
Other revenue	10,531	7,624
Total revenue	148,327	121,807
Operating expenses:
Cost of service revenue	46,010	40,996
Cost of other revenue	13,746	11,137
Research and development	25,392	21,494
Sales and marketing	75,915	60,150
General and administrative	26,091	25,790
Total operating expenses	187,154	159,567
Loss from operations	(38,827)	(37,760)
Other expense, net	(4,823)	(3,925)
Loss before provision for income taxes	(43,650)	(41,685)
Provision for income taxes	256	228
Net loss	$(43,906)	$(41,913)

Net loss per share:
Basic and diluted	$(0.40)	$(0.40)
Weighted-average common shares outstanding:
Basic and diluted	109,925	103,607

8x8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30, 2021	March 31, 2021
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$109,288	$112,531
Restricted cash, current	8,179	8,179
Short-term investments	31,231	40,337
Accounts receivable, net	49,755	51,150
Deferred sales commission costs, current	31,711	30,241
Other current assets	36,066	34,095
Total current assets	266,230	276,533
Property and equipment, net	90,776	93,076
Operating lease, right-of-use assets	63,402	66,664
Intangible assets, net	15,845	17,130
Goodwill	131,599	131,520
Restricted cash, non-current	462	462
Long-term investments	12,712	—
Deferred sales commission costs, non-current	74,394	72,427
Other assets	20,238	20,597
Total assets	$675,658	$678,409

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$33,233	$31,236
Accrued compensation	27,876	29,879
Accrued taxes	11,321	12,129
Operating lease liabilities, current	12,792	12,942
Deferred revenue, current	21,985	20,737
Other accrued liabilities	13,995	14,455
Total current liabilities	121,202	121,378
Operating lease liabilities, non-current	79,403	82,456
Convertible senior notes, net	312,828	308,435
Other liabilities, non-current	5,429	5,636
Total liabilities	518,862	517,905
Commitments and contingencies (Note 7)
Stockholders' equity:
Common stock	111	109
Additional paid-in capital	795,589	755,643
Accumulated other comprehensive loss	(3,943)	(4,193)
Accumulated deficit	(634,961)	(591,055)
Total stockholders' equity	156,796	160,504
Total liabilities and stockholders' equity	$675,658	$678,409

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, dollars in thousands)

	Three Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(43,906)	$(41,913)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	2,922	2,823
Amortization of intangible assets	1,285	2,228
Amortization of capitalized internal-use software costs	7,243	6,217
Amortization of debt discount and issuance costs	4,393	4,126
Amortization of deferred sales commission costs	8,245	6,138
Allowance for credit losses	383	1,742
Operating lease expense, net of accretion	3,459	3,750
Stock-based compensation expense	36,587	22,779
Other	713	602
Changes in assets and liabilities:
Accounts receivable	924	(3,428)
Deferred sales commission costs	(11,615)	(13,186)
Other current and non-current assets	(2,550)	(3,025)
Accounts payable and accruals	(5,063)	(519)
Deferred revenue	1,012	2,416
Net cash provided by (used in) operating activities	4,032	(9,250)

Cash flows from investing activities:
Purchases of property and equipment	(878)	(2,453)
Capitalized internal-use software costs	(6,546)	(8,866)
Purchases of investments	(28,721)	(17,156)
Sales of investments	10,299	—
Proceeds from maturities of investments	14,700	16,575
Net cash used in investing activities	(11,146)	(11,900)

Cash flows from financing activities:
Finance lease payments	(4)	(67)
Tax-related withholding of common stock	(99)	(69)
Proceeds from issuance of common stock under employee stock plans	3,538	2
Net cash provided (used in) by financing activities	3,435	(134)

Effects of currency exchange rates on cash, cash equivalent, and restricted cash	436	580
Net decrease in cash, cash equivalents, and restricted cash	(3,243)	(20,704)
Cash, cash equivalents, and restricted cash at the beginning of the period	121,172	156,411
Cash, cash equivalents, and restricted cash at the end of the period	$117,929	$135,707

8x8, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, dollars and shares in thousands except per share amounts)

	Three Months Ended June 30,
	2021		2020
Costs of Revenue:
GAAP cost of service revenue	$46,010		$40,996
Amortization of acquired intangible assets	(1,066)		(1,426)
Stock-based compensation expense and related employer payroll taxes	(2,040)		(1,855)
Severance and contract termination costs	5		(844)
Non-GAAP cost of service revenue	$42,909		$36,871
Non-GAAP service margin (as a percentage of service revenue)	$94,887	68.9%	$77,312	67.7%

GAAP cost of other revenue	$13,746		$11,137
Stock-based compensation expense and related employer payroll taxes	(1,135)		(837)
Legal and regulatory costs	5		—
Severance and contract termination costs	(21)		(30)
Non-GAAP cost of other revenue	$12,595		10,270
Non-GAAP other margin (as a percentage of other revenue)	$(2,064)	(19.6)%	$(2,646)	(34.7)%

Non-GAAP gross margin (as a percentage of revenue)	$92,823	62.6%	$74,666	61.3%

Operating Expenses:
GAAP research and development	$25,392		$21,494
Stock-based compensation expense and related employer payroll taxes	(9,073)		(6,777)
Legal and regulatory costs	9		—
Severance and contract termination costs	(70)		(371)
Non-GAAP research and development (as a percentage of revenue)	$16,258	11.0%	$14,346	11.8%

GAAP sales and marketing	$75,915		$60,150
Amortization of acquired intangible assets	(219)		(802)
Stock-based compensation expense and related employer payroll taxes	(14,700)		(5,969)
Legal and regulatory costs	—		(3)
Severance and contract termination costs	(622)		(496)
Non-GAAP sales and marketing (as a percentage of revenue)	$60,374	40.7%	$52,880	43.4%

GAAP general and administrative	$26,091		$25,790
Stock-based compensation expense and related employer payroll taxes	(10,904)		(7,996)
Acquisition and integration costs	—		(143)
Legal and regulatory costs	532		(1,513)
Severance and contract termination costs	(871)		(863)
Non-GAAP general and administrative (as a percentage of revenue)	$14,848	10.0%	$15,275	12.5%

Non-GAAP Operating Expenses (as a percentage of revenue)	$91,480	61.7%	$82,501	67.7%

Other Expense, Net:
GAAP other expense, net	$(4,823)		$(3,925)
Debt amortization expense	4,394		4,126
Sublease income	(39)		—
Non-GAAP other income and expense (as a percentage of revenue)	$(468)	(0.3)%	$201	0.2%

	Three Months Ended June 30,
	2021		2020
Operating Profit (Loss)
GAAP loss from operations	$(38,827)		$(37,760)
Amortization of acquired intangible assets	1,285		2,228
Stock-based compensation expense and related employer payroll taxes	37,852		23,434
Acquisition and integration costs	—		143
Legal and regulatory costs	(546)		1,516
Severance and contract termination costs	1,579		2,604
Non-GAAP operating profit (loss) (Non-GAAP operating margin)	$1,343	0.9%	$(7,835)	(6.4)%

Pre-Tax Profit (Loss):
GAAP net loss	$(43,906)		$(41,913)
Amortization of acquired intangible assets	1,285		2,228
Stock-based compensation expense and related employer payroll taxes	37,852		23,434
Acquisition and integration costs	—		143
Legal and regulatory costs	(546)		1,516
Severance and contract termination costs	1,579		2,604
Debt amortization expense	4,394		4,126
Sublease income	(39)		—
Non-GAAP net profit (loss)	$619	0.4%	$(7,862)	(6.5)%
Provision for income taxes	256		228
Non-GAAP pre-tax profit (loss) (as a percentage of revenue)	$875	0.6%	$(7,634)	(6.3)%

Shares used in computing non-GAAP net loss per share:
Basic	109,925		103,607
Diluted	117,028		103,607

GAAP net loss per share - Basic and Diluted	$(0.40)		$(0.40)
Non-GAAP pre-tax profit (loss) per share - Diluted	$0.01		$(0.07)
Non-GAAP net profit (loss) per share - Diluted	$0.01		$(0.08)

8x8, Inc.
SELECTED OPERATING & FINANCIAL METRICS
(Unaudited, dollars in millions)

	Fiscal 2021				Fiscal 2022
	Q1	Q2	Q3	Q4	Q1
TOTAL ARR ($m) (1)	$432	$467	$494	$518	$536
Total ARR Growth % (YoY)	30%	20%	20%	22%	24%

ARR BY SEGMENT
SMALL BUSINESS (3)
% of Total ARR	37%	35%	33%	32%	32%
Growth % (YoY)	12%	6%	8%	7%	7%
MID-MARKET (4)
% of Total ARR	20%	19%	19%	19%	19%
Growth % (YoY)	24%	25%	23%	22%	22%
ENTERPRISE (5)
% of Total ARR	43%	46%	48%	49%	49%
Growth % (YoY)	54%	31%	29%	34%	40%
Total # of Customers >$100K ARR	606	670	734	761	824
(1) Annualized Recurring Subscriptions and Usage (“ARR”) equals the sum of the most recent month of (i) recurring subscription amounts and (ii) platform usage charges for all CPaaS customers (subject to a minimum billings threshold for a period of at least six consecutive months), multiplied by 12.
(2) Small business ARR is defined as ARR from customers that generate < $25K ARR.
(3) Mid-market ARR is defined as ARR from customers that generate $25K to $100K ARR.
(4) Enterprise ARR is defined as ARR from customers that generate > $100K ARR.

Selected operating and financial metrics presented in this document have not been, and were not derived from financial measures that have been, prepared in accordance with US Generally Accepted Accounting Principles. 8x8 provides these selected operating and key business metrics to assist investors in evaluating the company's operations and assessing its prospects. 8x8’s management periodically reviews these selected operating and key business metrics to evaluate 8x8’s operations, allocate resources, and drive financial performance in the business. Management monitors these metrics together, and not individually, as it does not make business decisions based upon any single metric. 8x8 is not aware of any uniform standards for defining these selected operating and key business metrics and caution that its presentation may not be consistent with that of other companies; prior period metrics and customer classifications have not been adjusted for current period changes unless noted.